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                                                                  Ex-99.16(a)

                            Merrill Lynch EuroFund
                                    Class A

                                 Total Return

                                      Period from
                                      10/26/88            Annual
                                      (inception)         Total
                                      to 10/31/89         Return*
                                      ------------        ----------
Initial Investment                        $1,000.00       $1,000.00

Divided by
Maximum Offering Price                         9.44
                                         ----------
Divided by Net Asset Value                                     8.83
                                                         ----------
Equals Shares Purchased                      105.93          113.25

Plus Shares Acquired through
  Dividend Reinvestment                        0.24            0.30
                                         ----------      ----------
Equals Shares Held
  at 10/31/89                                106.17          113.55

Multiplied by Net Asset
  Value at 10/31/89                            9.84            9.84
                                         ----------       ----------
Equals Ending Redeemable
  Value at $1,000
  Investment (ERV) at 10/31/89            $1,044.70       $1,117.30

Divided by $1,000 (P)                        1.0447          1.1173

Subtract 1                                   0.0447          0.1173

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                   4.47%
                                           ========
Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                      11.73%
                                                           ========
ERV divided by P                             1.0447

Raise to the power of                             1

Equals                                       1.0447

Subtract 1                                   0.0447

Expressed as a percentage
equals the Average
Annualized Total Return                       4.47%
                                            =======


*Does not include sales charge for the period.